                                                                     Exhibit 1.1

                              MFC DEVELOPMENT CORP.
                        OFFER BY MFC DEVELOPMENT CORP. TO
                        HOLDERS OF 99 OR FEWER SHARES OF
                       MFC DEVELOPMENT CORP. COMMON STOCK

                                                      November 27, 2002

Dear MFC Shareholder:

         MFC is pleased to announce a voluntary Program through which shareholders owning 99 or fewer shares of MFC Common Stock as of November 14, 2002, may sell all of their shares to MFC at a price of $2.00 per share with no commission charge (the "Program").

         MFC values the loyalty of our shareholders, but we are concerned about the costs of maintaining the accounts of shareholders with 99 or fewer shares. As a holder of 99 or fewer shares, you may be maintaining your position simply because of the cost or inconvenience associated with selling or purchasing a small number of shares. Therefore, in response to your perceived needs, we are pleased to offer you this Program as a special limited-time service.

         To sell your shares to MFC under the Program, please fill out and sign the enclosed Acceptance Form and return it, together with the certificate(s) for your shares to the following address:

                              MFC DEVELOPMENT CORP.
                          271 North Avenue, Fifth Floor
                             New Rochelle, NY 10801

         IF YOU HAVE LOST YOUR CERTIFICATE, you can still sell your shares under the Program. Please sign the enclosed Affirmation for Lost Stock Certificate and return it with the Acceptance Form.

         If your MFC Common Stock is held in the name of a broker and if you wish to participate in the Program, you should instruct your broker as to your decision.

         On June 14, 2002 MFC distributed its 2002 Annual Report and Proxy Statement. If you wish to have another copy, you can obtain it by calling MFC at
(914) 646-3432 ext 100. The latest quarterly report (10Q) for the six months ended August 31, 2002 was filed with SEC on October 15, 2002. A summary of the results for that period is enclosed.

         The enclosed Question and Answer sheet sets forth additional information about the Program.

                                        Sincerely,

                                        /s/ Les Tanner
                                        -------------------------
                                            Les Tanner, President

LJT:pm
Enclosures

                                       4